Exhibit 10.30

SUMMARY OF 2006 EXECUTIVE OFFICER BASE SALARIES

The following is a summary of the 2006 base salaries established for the executive officers of Adolor Corporation. For additional information regarding the compensation of the Company’s executive officers, please refer to the Company’s Proxy Statement relating to the 2006 Annual Meeting of Stockholders.

Name and Principal Position	2006 Base Salary
James E. Barrett, Ph.D.	$351,500
Senior Vice President, Chief Scientific Officer and President, Research

Michael R. Dougherty	$333,900
Senior Vice President and Chief Operating Officer

*Roger D. Graham, Jr.	$338,800
Senior Vice President, Sales and Marketing

Thomas P. Hess	$196,300
Vice President, Finance and Chief Financial Officer

David Jackson, M.D.	$358,600
Senior Vice President and Chief Medical Officer

Martha E. Manning, Esq.	$274,750
Senior Vice President, General Counsel and Secretary

*	Roger Graham was granted options to purchase 10,000 shares of common stock of the Company on January 6, 2006, which vested immediately upon grant in lieu of $49,000 guaranteed annual bonus.